EXHIBIT 5(a)

                                    [GM LOGO]
                           GENERAL MOTORS CORPORATION
Facsimile                          LEGAL STAFF                   Telephone
(313) 665-4979                                                   (313) 665-4922


February 28, 2003

GENERAL MOTORS CORPORATION
300 Renaissance Center
Detroit, Michigan 48265

Dear Sirs:

I have acted as attorney for General Motors Corporation (the "Corporation") in connection with the preparation of a registration statement on Form S-3 (as amended from time to time, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering by the Corporation of debt securities ("Debt Securities"), $1-2/3 par value common stock ("$1-2/3 Common Stock"), Class H common stock ("Class H Stock"), preference stock ("Preference Stock"), preferred stock ("Preferred Stock"), purchase contracts for the purchase or sale of securities (including debt or equity securities issued by the Corporation or securities of third parties), currencies or commodities ("Purchase Contracts"), depositary shares ("Depositary Shares") representing Preference Stock or Preferred Stock, in each case evidenced by depositary receipts (the "Receipts"), warrants for the purchase of debt securities, equity securities or securities of third parties or rights to receive payment in cash or securities based on the value, rate or price of one or more commodities, currencies, securities or indices, or any combination of the foregoing ("Warrants"), and units consisting of one or more Debt Securities, $1-2/3 Common Stock, Class H Stock, Preference Stock, Preferred Stock, Purchase Contracts, Depositary Shares, Warrants or other securities ("Units") (collectively, the "Securities") as set forth in the Registration Statement, form of prospectus with respect to the Securities contained therein (the "Prospectus") and one or more supplements to such Prospectus (each, a Prospectus Supplement"), for issuance from time to time pursuant to Rule 415 of the Act. If so indicated in a Prospectus Supplement, the Debt Securities, Preference Stock and Preferred Stock may be convertible or exchangeable into other securities, including $1-2/3 Common Stock, Class H Stock, Preference Stock or Preferred Stock of the Corporation.

With respect to the Securities, it is my opinion that the Corporation has full power and authority under the laws of Delaware, the State of its incorporation, and under its Certificate of Incorporation, as amended, to issue and sell the Securities.

Subject to the limitations and other qualifications set forth below:

     1. With respect to any Debt Securities to be issued under the senior debt indenture dated as of December 7, 1995, with Citibank, N.A., as Trustee (the "Senior Debt Indenture"), it is my opinion that the Senior Debt Indenture has been duly authorized, executed and delivered and that the Debt Securities, as provided in the Senior Debt Indenture, when duly authorized, executed and authenticated, issued and paid for, will be valid and legally binding obligations of the Corporation in accordance with and subject to the terms thereof and of the Senior Debt Indenture, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (whether considered in a proceeding in equity or at law).

     2. With respect to any Debt Securities to be issued under the subordinated debt indenture dated as of December 20, 2001, with Citibank, N.A., as Trustee (the "Subordinated Debt Indenture"), it is my opinion that the Subordinated Debt Indenture has been duly authorized, executed and delivered and that the Debt Securities, as provided in the Subordinated Debt Indenture, when duly authorized, executed and authenticated, issued and paid for, will be valid and legally binding obligations of the Corporation in accordance with and subject to the terms thereof and of the Subordinated Debt Indenture, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (whether considered in a proceeding in equity or at law).

     3. With respect to any $1-2/3 Common Stock, assuming the (a) taking by the Board of Directors of the Corporation (the "Board") of all necessary corporate action to authorize and approve the issuance of the $1-2/3 Common Stock and (b) due issuance and delivery of such $1-2/3 Common Stock, upon payment therefor (in an amount at least equal to the par value thereof) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, it is my opinion that such $1-2/3 Common Stock will be validly issued, fully paid and nonassessable.

     4. With respect to any Class H Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of the Class H Stock and (b) due issuance and delivery of such Class H Stock, upon payment therefor (in an amount at least equal to the par value thereof) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, it is my opinion that such Class H Stock will be validly issued, fully paid and nonassessable.

     5. With respect to any Preference Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of a series of the Preference Stock, (b) due filing with the Office of the Secretary of State of Delaware of the applicable Certificate of Designation for the particular series of Preference Stock to be issued and (c) due issuance and delivery of such series of the Preference Stock, upon payment therefor (in an amount at least equal to the par value thereof) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, it is my opinion that such series of Preference Stock will be validly issued, fully paid and nonassessable.

     6. With respect to any Preferred Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of a series of the Preferred Stock, (b) due filing with the Office of the Secretary of State of Delaware of the applicable Certificate of Designation for the particular series of Preferred Stock to be issued and (c) due issuance and delivery of such series of the Preferred Stock, upon payment therefor (in an amount at least equal to the par value thereof) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, it is my opinion that such series of Preferred Stock will be validly issued, fully paid and nonassessable.

     7. With respect to any Purchase Contracts, assuming (a) a purchase contract agreement relating to the Purchase Contracts (the "Purchase Contract Agreement") has been duly authorized, executed and delivered by the Corporation and each other party thereto, (b) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Purchase Contracts to be issued in connection therewith, (c) terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the terms of the Purchase Contract Agreement, (d) terms of any collateral or other security arrangements relating to such Purchase Contracts have been duly established and the agreement(s) relating thereto have been duly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent in accordance with such arrangements, (e) due issuance, execution and delivery of such Purchase Contracts in accordance with the related Purchase Contract Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, it is my opinion that the Purchase Contracts will be valid and legally binding obligations of the Corporation in accordance with and subject to the terms thereof and of the Purchase Contract Agreement and any related collateral arrangements, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (whether considered in a proceeding in equity or at law).

     8. With respect to any Depositary Shares, assuming (a) a deposit agreement has been duly authorized, executed and delivered by the Corporation and a bank or trust company to be selected by the Corporation, as depositary (the "Deposit Agreement"), (b) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the series of Preference Stock or Preferred Stock to be issued in connection therewith, (c) due filing with the Office of the Secretary of State of Delaware of the applicable Certificate of Designation for the particular series of Preference Stock or Preferred Stock to be issued, (d) terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of the Deposit Agreement, (e) due issuance and delivery of such series of Preference Stock or Preferred Stock, upon payment of the consideration therefor (in an amount at least equal to the par value thereof) provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and (f) Receipts evidencing the Depositary Shares are duly issued against the deposit of the applicable series of Preference Stock or Preferred Stock in accordance with the Deposit Agreement, it is my opinion that such Receipts will be validly issued and entitle the holders thereof to the rights specified in the Deposit Agreement, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (whether considered in a proceeding in equity or at law).

     9. With respect to $1-2/3 Common Stock, Class H Stock, Preference Stock or Preferred Stock to be issued upon conversion of Debt Securities, Preference Stock or Preferred Stock, it is my opinion that, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of Debt Securities, Preference Stock or Preferred Stock convertible into $1-2/3 Common Stock, Class H Stock, Preference Stock or Preferred Stock, as the case may be, and the Corporation has taken all necessary action to approve the issuance of such $1-2/3 Common Stock, Class H Stock, Preference Stock or Preferred Stock upon conversion of the Debt Securities, Preference Stock or Preferred Stock, as the case may be, the terms of the offering thereof and related matters, (b) if applicable, due filing has been made with the Office of the Secretary of State of Delaware of the applicable Certificate of Designation for the particular series of Preference Stock or Preferred Stock to be issued and (c) such $1-2/3 Common Stock, Class H Stock, Preference Stock or Preferred Stock, as the case may be, has been issued and delivered in accordance with the terms of the applicable Debt Securities, Preference Stock or Preferred Stock as the case may be, it is my opinion that such $1-2/3 Common Stock, Class H Stock, Preference Stock or Preferred Stock will be validly issued, fully paid and nonassessable.

     10. With respect to any Warrants, assuming a warrant agreement has been duly authorized, executed and delivered by the Corporation and a bank or trust company, as warrant agent (the "Warrant Agreement"), it is my opinion that the Warrants, as provided in the Warrant Agreement, when duly authorized, executed and authenticated, issued and paid for, will be valid and legally binding obligations of the Corporation in accordance with and subject to the terms thereof and of the Warrant Agreement, subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity (whether considered in a proceeding in equity or at law).

I hereby consent to the use of the foregoing opinion as Exhibit 5(a) of your Registration Statement filed with the Commission under the Act with respect to the Securities and to the use of my name in such Registration Statement and Prospectus and any Prospectus Supplement related thereto under the heading "Legal Matters".

Very truly yours,

/s/ Martin I. Darvick
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Martin I. Darvick
Attorney